Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 17, 2014

The WhiteWave Foods Company

1225 Seventeenth Street, Suite 1000

Denver, Colorado 80202

Re:	The WhiteWave Foods Company Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The WhiteWave Foods Company, a Delaware corporation (the “Company”), in connection with the public offering of $500,000,000 of the Company’s 5.375% Senior Notes due 2022 (the “Notes”) to be issued under the Indenture, dated as of September 17, 2014 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture, dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the subsidiaries listed on Schedule I hereto (the “Guarantors”) and the Trustee. On September 12, 2014, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), and the Guarantors, relating to the sale by the Company to the Underwriters of the Notes and the guarantees of the Notes (together with the Notes, the “Securities”) issued by the Guarantors. The Underwriting Agreement, the Indenture and the Note Certificates (as defined below) are referred to herein collectively as the “Transaction Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-3 (File No. 333-198680) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2014 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under

The WhiteWave Foods Company

September 17, 2014

the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (the “Original Registration Statement”), as amended by Post-Effective Amendment No. 1 to the Original Registration Statement, filed on September 12, 2014 (together with the Original Registration Statement, the “Registration Statement”);

(ii) an executed copy of the Indenture;

(iii) an executed copy of the Underwriting Agreement;

(iv) an executed copy of the global certificates evidencing the Notes (the “Note Certificates”) delivered by the Company to the Trustee for authentication and delivery;

(v) a copy of the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;

(vi) a copy of the Amended and Restated By-laws of the Company as in effect as of the date hereof and as certified by the Secretary of the Company;

(vii) a copy of the certificate of incorporation, certificate of formation, articles of organization or other formation document, as applicable, of each of the Guarantors, as certified by the Secretary of Sole Member of each of the Guarantors;

(viii) a copy of the by-laws, limited liability company agreement, operating agreement or other governing document, as applicable, in each case as amended and in effect on the date hereof, of each of the Guarantors, as certified by the Secretary of Sole Member of each of the Guarantors;

(ix) a copy of certain resolutions of the Board of Directors of the Company, adopted on August 5, 2014, and certain resolutions of the Pricing Committee thereof, adopted on September 12, 2014, as certified by the Secretary of the Company; and

(x) the action by written consent of the Board of Directors, Managers or Sole Member of each of the Guarantors, dated August 26, 2014, as certified by the Secretary or Sole Member of each of the Guarantors.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

The WhiteWave Foods Company

September 17, 2014

We do not express any opinion as to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware, (ii) the Delaware Limited Liability Company Act, (iii) the California Revised Uniform Limited Liability Company Act and (iv) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

Based upon the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

1. When duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificates will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. When the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantees will constitute valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified herein without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto);

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements (other than the Underwriting Agreement) constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

The WhiteWave Foods Company

September 17, 2014

(d) we have assumed that the limited liability company agreement reviewed by us of each Subsidiary Guarantor that is a limited liability company is the only agreement of the members of such Subsidiary Guarantor as to the affairs of such Subsidiary Guarantor and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of such Subsidiary Guarantor as to the affairs of such Subsidiary Guarantor and the conduct of its business;

(e) we do not express any opinion with respect to the enforceability of the Supplemental Indenture to the extent that it provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions stated herein; and

(f) we do not express any opinion with respect to the enforceability of the provisions contained in Section 6.02 of the Supplemental Indenture to the extent that such provision limits the obligations of the Guarantors under the Indenture or any right of contribution of any party with respect to the Guarantees.

In addition, in rendering the foregoing opinions, we have assumed that neither the execution and delivery by the Company or the Guarantors of the Transaction Agreements nor the performance by the Company or the Guarantors of their respective obligations under each of the Transaction Agreements: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company, the Guarantors or their respective properties are subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company, the Guarantors or their respective properties are subject, (iii) violates or will violate any law, rule or regulation to which the Company, the Guarantors or their respective properties are subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K, being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The WhiteWave Foods Company

September 17, 2014

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

Guarantors

Legal Name	Jurisdiction of Formation
Creamer Nation, LLC	Delaware
EB SAV Inc.	Delaware
Earthbound Farm, LLC	Delaware
Earthbound Holdings I, LLC	Delaware
Earthbound Holdings II, LLC	Delaware
Earthbound Holdings III, LLC	Delaware
Horizon Organic Dairy, LLC	Delaware
Natural Selection Foods Manufacturing, LLC	California
Silk Operating Company, LLC	Delaware
Sustainable Packaging Partners LLC	Delaware
WWF Operating Company	Delaware
WhiteWave Equipment Leasing, LLC	Delaware
WhiteWave Services, Inc.	Delaware